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EXHIBIT 23.1 Consent of Weed & Co. LLP

                                 WEED & CO. LLP
     4695 MACARTHUR COURT, SUITE 1430, NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087


                                  May 14, 2003


Board of Directors
U.S. West Homes, Inc.
410 Broadway, 2nd Floor
Laguna Beach, CA 92651

         Re:  Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

                                             Very truly yours,


                                             /s/ Weed & Co. LLP
                                             -------------------------
                                             Weed & Co. LLP